Exhibit 99.1
March 30, 2009
ReSearch Pharmaceutical Services, Inc.
RPS Announces Agreement to Acquire Paramax and Expand RPS’ Global Capabilities into China
ReSearch Pharmaceutical Services, Inc. (“RPS” or the “Company”), a leading provider of integrated clinical development outsourcing solutions to the bio-pharmaceutical industry, is pleased to announce its entry into an agreement to acquire a privately-held clinical research organization, Paramax International Inc. (“Paramax”), for total consideration of $1.0 million in cash and 530,973 shares of RPS common stock, par value $0.0001 per share (“Shares”). The cash element of the consideration is being satisfied from the Company’s existing cash resources. The acquisition is anticipated to close in late May 2009, upon satisfaction of certain closing conditions.
When completed, the acquisition of Paramax will provide the Company with expanded capabilities in the Asian market and complement its current operations in the Americas and Europe. RPS believes its continued global expansion will give the Company greater scale to meet the growing needs of its customers in the rapidly expanding market for global clinical development and integrated clinical research services. Paramax has headquarters in Beijing, China with an operations office in Shanghai, and will serve as the Company’s Asian base of operations as it continues its planned expansion across Asia.
The Shares will be held in escrow and released in three equal portions on the three month, 12 month and 18 month anniversaries of completion of the acquisition, subject among other things to there being no claims for indemnification then outstanding. Any Shares not released from escrow to Paramax’s shareholder will be returned to RPS for cancellation or to be held in treasury. Following closing of the acquisition, application will be made for the admission to trading on AIM of the Shares. A subsequent announcement will be released at completion.
Commenting on the pending acquisition, Dan Perlman, Chief Executive Officer, said:
“The acquisition of Paramax will be a key event in the expansion of our existing operations for providing globally integrated clinical research services. The capabilities that the management and staff of Paramax will bring to RPS are essential to meeting our objective of providing innovative, integrated, cost-effective drug development solutions in support of our customer’s product development portfolios.”
About RPS

RPS was incorporated in Delaware on January 30, 2006, while its subsidiary and operating company, ReSearch Pharmaceutical Services, LLC, and its predecessors have been in existence since 1994. Headquartered in Ft. Washington, Pennsylvania, with subsidiary offices across Latin America and Europe, RPS is a next generation CRO and a leading provider of integrated clinical development outsourcing solutions to the bio-pharmaceutical industry. RPS provides services in connection with the design, initiation and management of clinical trials programs that are required to obtain regulatory approval to market bio-pharmaceutical products. RPS’ innovative business model combines the expertise of a traditional CRO with the ability to provide flexible outsourcing solutions that are fully integrated within RPS’ clients’ clinical drug development infrastructure. This approach was designed to meet the varied needs of small, medium and large bio-pharmaceutical companies.
For further information please contact:

ReSearch Pharmaceutical Services, Inc. Dan Perlman, Chief Executive Officer Steven Bell, Chief Financial Officer	+1 215 540 0700

Nominated Adviser and UK Broker: Arbuthnot Securities Limited James Steel / Ed Burbidge	+44 20 7012 2000
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates”, “intends”, “plans”, “seeks”, “believes”, “estimates”, “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, financial condition, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully consummate acquisitions, our ability to successfully integrate acquired companies; regional, national or global political, economic, business, competitive, market and regulatory conditions including: our ability to identify liabilities associated with RPS; our ability to manage pricing and operational risks; our ability to manage foreign operations; changes in technology; and our ability to acquire or renew contracts. Any forward-looking statement made in this document speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so by law or regulation.